Exhibit (c)(14)

INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL Board Discussion Materials Prepared for Project Padlock Strictly Private and Confidential April 20, 2022

Disclaimer INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board”) and senior management of Covetrus (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs’ investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company. The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Board, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. The Confidential Information does not address, nor does Goldman Sachs express any view as to, the potential effects of volatility in the credit, financial and stock markets on the Company, any other party to any transaction or any transaction.

Update on Process Developments Since INVESTMENT BANKING I Board Meeting on April 7, 2022 DIVISION ‘WLINCOLN INTERNATIO NAL • Since the board meeting on April 7, 2022, Goldman Sachs (“GS”) and Lincoln have engaged with all parties in the next steps •—Very active in detailed diligence—3 meetings held, including a full day in-person diligence session, with [6] more scheduled I requested across subject matters including financial, legal, IT, HR, insurance, and other diligence workstreams, and engaged several external advisors and consultants—Have confirmed ability to move on accelerated timeline—Understand we need to see valuation improvement for the board to align on a transaction • — has decided to exit the process after the initial wave of diligence—Key areas of feedback focused on the macro dynamic of consolidation, the need to execute on several cost-savings initiatives, as well as the nascent nature of the prop brands strategy—Given importance of-as a customer they were transparent in highlighting potential hurdles — remains engaged and wants to acquire the technology business—They are in a holding pattern given—and awaiting direction on next steps—Have indicated value of $1.85bn—$2.05bn, which implies a multiple range of -21x to -23x 2022E EBITDA< 1 ·- >—Initial dialogue with the CEO, scheduling management presentation—Expressed sensitivity on information sharing (1) GTS EBITDA in- proposal includes NA GTS, International PIMS, assumes -$10M of PF corporate costs and excludes SmartPak.

Potential Pathways to Pursue INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL covetrus I I a a Sell Tech I Distribution’ Standalone Status Quo Remains Public Company • Immediate liquidity for • Shareholders retain full exposure • Unlock embedded value within the shareholders at a premium to to upside technology segment current market valuation • Current plan shows pathway to • Expect robust demand in a • Strong process momentum with meaningful value creation over competitive auction for technology potential to sign prior to earnings time • Threshold valuation and potential • Execution risk for current plan, • Tax leakage of any separation for missed upside including ongoing business uncertainty and impact of ongoing • Operational impact, both resources • Limited alternatives to unlock full consolidation and effort to separate as well as embedded value of tech business potential negative impact to • Limited ability to rerate multiple distribution given relative weighting of distribution • Strength of standalone distribution equity story • Market volatility continues to weigh on stock price (current stock price of $16.23 and YTD price performance of -19%) Note: Market data as of 19-Apr-2022.

Illustrative Present Value of Future Share Price I INVESTMENT BANKING Analysis DIVISION ‘WLINCOLN NTM EV I EBITDA Multiple Method 1 ($ in millions, except per share data) INTERNATIO NAL —————-, Illustrative FSP Analysis PVFSP at Year End 2023 : Illustrative : I NTM EV I EBITDA I $40 NTM EBITDA Multiple I I .... 13.5x -ll- 12.5x $35 10.5 X 11.5 X 12.5 X 13.5 X -ll- 11.5x $30 ;::; 72.0% $ 13.01 $ 14.60 $ 16.19 $ 17.79 -ll- 10.5x Cl)co cu c:- EBITDA CAGR: cuD.—8%(3} .....~— $25 Current E- ‘- tJj 86.0% $ 16.26 $ 18.16 $20.06 $21.96 CVET NTM EBITDA $20 ‘t:0 ·=cu EBITDA CAGR: -13%13 1 Multiple: Cl) C) 11.0 X a..<C 100.0% $ 19.51 $21.72 $23.93 $ 26.14 $15 EBITDA CAGR: Current FYE 2022 FYE 2023 FYE2024—17%13 1 NTM EBITDA $349 $397 $459 PVFSP at Year End 2024 Illustrative 11.5 X 11.5 X 11.5 X NTM EBITDA Multiple NTM EBITDA Multiple Implied Future EV $4,018 $4,564 $5,282 10.5 X 11.5 X 12.5 X 13.5 X (-) Net Debt (790) (680) (536) Implied Future Equity Value $3,228 $3,884 $ 4,747 E 72.0% $ 14.68 $ 16.33 $ 17.97 $ 19.62 FDSO 142.4 142.6 142.7 Cl) c: o cu EBITDA CAGR: c:— 8%(3} cuD. Implied Future Stock Price $22.66 $27.25 $33.27 E- $ 18.04 $20.00 ‘- tJj 86.0% $21.97 $23.93 Present Value of Future EBITDA CAGR: $20.23 $21.72 $23.68 0 ·= Stock Price1 ‘t: cu 3 Cl) C) -13%1 1 a..<C % Premium to Current 24.7% 33.8% 45.9% 100.0% $ 21.40 $23.68 $25.97 $28.25 EBITDA CAGR: as of 19-Apr-2022. Valuation date of 31-Mar-2022. 3 Source. Management Projections. Market data—17%1 1 Note. Analysis assumes NTM EV/EBITDA multiple applied to forward year EBITDA and utilizes projected net debt per management projections. 1 Future stock price discounted back to today utilizing an illustrative 12% cost of equity 2 Assumes performance against plan reduction applied to FY 2023- 2025 EBITDA 3 Reflects Who/eGo consolidated ‘21A—‘25E EBITDA CAGR.

Sensitivity Analysis—Future Share Price INVESTMENT BANKING I DIVISION ‘WLINCOLN IN TERNATIO NAL Impact to FYE 2023 Future Impact to FYE 2024 Future Scenarios Considered Share Price Share Price Base Case: 2025E Dist. Revenue: $4,850M 2025E Pre-Corp Dist. EBITDA: $412M Base Case: $23.68 ‘21A- ‘25E Pre-Corp Dist. EBITDA CAGR: -14% Base Case: $21.72 ‘21A- ‘25E WholeCo Consolidated EBITDA CAGR: -17% 25% Downside: r- 2025E Dist. Revenue: $4, 740M (/) 2025E Pre-Corp Dist. EBITDA: $379M $20.23 1$1.49 $21.79 c ‘21A- ‘25E Pre-Corp Dist. EBITDA CAGR: -12% —..0 ‘21A- ‘25E WholeCo Consolidated EBITDA CAGR: -15% c. ~ E~ 50% Downside: ·- ~—— ~ (/) 2025E Dist. Revenue: $4,630M .c (/) $18.77 I ($2.95) $19.96 I ($3.72) ·~ 2025E Pre-Corp Dist. EBITDA: $347M <( t) c ‘21A- ‘25E Pre-Corp Dist. EBITDA CAGR: -10% ._—- L-— ·- 0 ‘21A- ‘25E WholeCo Consolidated EBITDA CAGR: -13% 0:+: ‘- ns c.(1) 75% Downside: .. ——- a-—— 0 2025E Dist. Revenue: $4,520M $17.35 I ($4.37) $18.20 ($5.48) 2025E Pre-Corp Dist. EBITDA: $316M ‘21A- ‘25E Pre-Corp Dist. EBITDA CAGR: -7% L..——-‘21A- ‘25E WholeCo Consolidated EBITDA CAGR: -11% Full Downside: ——— ~———- ... 2025E Dist. Revenue: $4,410M $15.97 I ($5.75) $16.50 ($7.18) 2025E Pre-Corp Dist. EBITDA: $286M ‘21A- ‘25E Pre-Corp Dist. EBITDA CAGR: -5% L..———-‘21A- ‘25E WholeCo Consolidated EBITDA CAGR: -8% Downside cases assume annual revenue reduction of up to $100M, and pre-corp Dist. EBITDA margin growth reduction of up to 50 bps Source.· Management Projections. 51 Note. Base case assumes 11.5x NTM EBITDA and net debt of $680mm in YE 2023 and $536mm in YE 2024. Future stock price discounted back to today utilizing an illustrative 12% cost of equity.

INVESTMENT BANKING DIVISION

Illustrative Discounted Cash Flow Analysis

($ in millions, except per share data)

Illustrative Unlevered Free Cash Flow

	Management Forecast				Extrapolation			
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	Terminal
Total Sales	**$ 4,916**	**$ 5,330**	**$ 5,775**	**$ 6,233**	**$ 6,600**	**$ 6,918**	**$ 7,208**	**$ 7,208**
Rev % Growth	*7.5 %*	*8.4 %*	*8.4 %*	*7.9 %*	*5.9 %*	*4.8 %*	*4.2 %*	
Total Adj. EBITDA	**$ 285**	**$ 349**	**$ 397**	**$ 459**	**$ 500**	**$ 537**	**$ 570**	**$ 570**
% Margin	*5.8 %*	*6.6 %*	*6.9 %*	*7.4 %*	*7.6 %*	*7.8 %*	*7.9 %*	*7.9 %*
D&A	$(177)	$(192)	$(209)	$(227)	$(250)	$(262)	$(273)	$(112)
% of Sales	*(3.6)%*	*(3.6)%*	*(3.6)%*	*(3.6)%*	*(3.8)%*	*(3.8)%*	*(3.8)%*	
EBIT	**$ 108**	**$ 157**	**$ 188**	**$ 233**	**$ 250**	**$ 274**	**$ 297**	**$ 458**
% Margin	*2.2 %*	*2.9 %*	*3.3 %*	*3.7 %*	*3.8 %*	*4.0 %*	*4.1 %*	*6.4 %*
(-) Tax	$(27)	$(39)	$(47)	$(58)	$(62)	$(69)	$(74)	$(114)
Tax Rate	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*
NOPAT	**$ 81**	**$ 118**	**$ 141**	**$ 175**	**$ 187**	**$ 206**	**$ 223**	**$ 343**
(+) D&A	$ 177	$ 192	$ 209	$ 227	$ 250	$ 262	$ 273	112
(-) Δ in NWC	(46)	(49)	(56)	(57)	(58)	(42)	(38)	(19)
(-) Capex	(75)	(86)	(97)	(97)	(102)	(107)	(112)	(112)
Unlevered Free Cash Flow	**$ 137**	**$ 175**	**$ 197**	**$ 247**	**$ 278**	**$ 319**	**$ 345**	**$ 324**

Implied Equity Value

Discount Rate	PGR 2.0 %	PGR 2.5 %	PGR 3.0 %
9.00 %	$ 3,021	$ 3,243	$ 3,502
10.00 %	$ 2,508	$ 2,668	$ 2,850
11.00 %	$ 2,109	$ 2,228	$ 2,363

Implied Share Price

Discount Rate	PGR 2.0 %	PGR 2.5 %	PGR 3.0 %
9.00 %	$ 21.22	$ 22.77	$ 24.57
10.00 %	$ 17.63	$ 18.75	$ 20.02
11.00 %	$ 14.84	$ 15.68	$ 16.62

Implied Terminal EV / EBITDA

Discount Rate	PGR 2.0 %	PGR 2.5 %	PGR 3.0 %
9.00 %	8.3 x	9.0 x	9.8 x
10.00 %	7.2 x	7.8 x	8.4 x
11.00 %	6.4 x	6.9 x	7.3 x

Source: Management Projections.
Note: Analysis valuation date of 31-Dec-2021.

6

Illustrative SOTP Analysis INVESTMENT BANKING I DIVISION ($ in billions, except per share data) ‘WLINCOLN IN TERNATIO NAL Illustrative SOTP Analysis -$99mm of PF Corporate Costs including contingency (vs. WholeCo 2022E management est. of -$109 million inc. contingency) SOTP Implied Premium: 5.3%—38.5% Incremental $1OM at 1 O.Ox reduces implied value by -$0.1 bn and value per share by 70 cents $4.1 —- _$_2_:~—- r-————., I $0.9 $ 3.2 r-————., I $2.3 $ 1.7 Current 2022E —-_$_t l!.—-EV I EBITDAI1l: $ 2.4 11.6 X Products I Services GTS SOTP Implied EV Net Debt SOTP Implied Current Equity Value (Includes SmartPak) Equity Value 2022E EBITDA2 $200 $95 $295 2022E EBITDA Multiple Range 8.0x -9.0x 18.0x • 24.0x 11.2x -13.8x Implied Value Range $1.6 -1.88 $1.7 -2.38 $3.3 -4.18 ($0.9)8 $2.4 -3.28 $2.38 Value I Share $11.26 • $12.64 $12.06. $16.06 $23.32. $28.70 ($6.22) $17.09. $22.48 $16.23 Source.· Management Projections, Company filings, Cap/Q, market data as of 19-Apr-2022. 1 7 Note.· Distribution and GTS level enterprise values derived by applying the stated 2022E multiples to the 2022E metric for each segment. 1 Represents street estimates for 2022E EBITDA. 2 Full Corporate costs for GTS and Standalone Products I Services assumes $10M of cost savings relative to Who/eCo LRP ($7M corporate costs allocated to GTS and $92M allocated to standalone products I services, including $20M of contingency expense).

Goldman Sachs

Illustrative Monetization of GTS via Strategic Sale with Remaining Distribution Public Company (1/2)

INVESTMENT BANKING DIVISION

LINCOLN INTERNATIONAL

($ in millions, except per share data)

Illustrative GTS Proceeds

	2022E
GTS EBITDA (Pre Corp.)	$102
(-) Pro Forma Corporate Expense	$(7)
GTS EBITDA (Pro Forma)	$95
GTS Purchase Multiple	25.0 x
Implied GTS Purchase Price (Pre-SmartPak)	**$2,383**
(+) SmartPak Value	300
Total GTS Purchase Price	**$2,683**
(-) Tax Leakage[(1)]	($91)
Net Proceeds from Sale of GTS	**$2,592**

Implied RemainCo Value

	2022E
Distribution EBITDA (Pre Corp.)	$ 270
(-) Pro Forma Corporate Expense and Contingency	$(92)
Pro Forma Distribution EBITDA	**$178**
Assumed Trading Multiple	8.0 x
RemainCo Enterprise Value	**$ 1,426**
(-) Existing Net Debt	$(886)
(+) Net Proceeds from Sale	$ 2,592
RemainCo Equity Value	**$3,132**
Implied Equity Value / Share[(2)]	**$22.00**
Memo: Present Value / Share (12% Ke; 18 Months)	*$18.56*

Implied Equity Value per Share

		GTS Purchase Multiple / Price		
		23.0x / $2.2B	25.0x / $2.4B	27.0x / $2.6B
RemainCo 2022E Multiple	7.5x	$ 20.19	$ 21.53	$ 22.87
	8.0x	$ 20.66	$ 22.00	$ 23.34
	8.5x	$ 21.13	$ 22.47	$ 23.81

Present Value of Implied Equity Value per Share

		GTS Purchase Multiple / Price		
		23.0x / $2.2B	25.0x / $2.4B	27.0x / $2.6B
RemainCo 2022E Multiple	7.5x	$ 17.04	$ 18.17	$ 19.30
	8.0x	$ 17.43	$ 18.56	$ 19.69
	8.5x	$ 17.83	$ 18.96	$ 20.09

Source: Management Projections.
Note: RemainCo EBITDA burdened by incremental Corporate costs of ~$92 million (includes $20 million of contingency and with the $7 million of allocated GTS corporate costs, assumes $10 million of cost savings relative to WholeCo management LRP). (1) Tax triggered by Products / Services business and SmartPak. (2) Assumes CVET fully diluted shares of ~142M

8

Illustrative Monetization of GTS via Strategic INvEsTMENT BANKING I Sale with Remaining Distribution Public Company {2/2) olvlsloN ~W~,~~5}?.~N ($ in millions, except per share data) Required GTS Gross Proceeds at Various CVET Share Prices Sensitivity Analysis CVET Price per Share $20.00 $22.00 $24.00 $26.00 Gross GTS Purchase Price Shares outstanding 142.3 142.4 142.5 142.5 Equity Value $2,847 $3,133 $3,420 $3,706 WholeCo Price per Share $20.00 $22.00 $24.00 $26.00 ( +) Net Debt/ Minority Interest $886 $886 $886 $886 7.5x $2,165 $2,451 $2,737 $3,023 Enterprise Value $3,733 $4,019 $4,306 $4,592 Remain Co 2022E Multiple 8.0x $2,098 $2,384 $2,670 $2,957 2022E Distr bution EBITDA (Pre-Corp) $270 $270 $270 $270 8.5x $2,031 $2,317 $2,603 $2,890 Pro Forma Corporate Expenses ($92) ($92) ($92) ($92) RemainCo Pro Forma EBITDA $178 $178 $178 $178 Assumed Trading Multiple 8.0 X 8.0 X 8.0 X 8.0 X Pro Forma RemainCo Enterprise Value $1,426 $1,426 $1,426 $1,426 Gross GTS Purchase Price Net Proceeds from Smart Pak $300 $300 $300 $300 Present Value of WholeCo Price per Share Required Net Proceeds from Sale of GTS $2,007 $2,293 $2,579 $2,865 $20.00 $22.00 $24.00 $26.00 1 $91 $91 $91 $91 Tax Leakage<l Required Gross Proceeds from GTS $2,098 $2,384 $2,670 $2,957 7.5x $2,695 $3,034 $3,374 $3,713 Remain Co Implied EV I ‘22E EBITDA 22.0 X 25.0 X 28.0x 31.0 X 2022E Multiple 8.0x $2,628 $2,967 $3,307 $3,646 Memo: CVET NPV Price per Share (Ke = 12%, 18 Months) $16.87 $18.56 $20.25 $21.94 8.5x $2,561 $2,901 $3,240 $3,579 Source.· Management Projections. 91 Note.· RemainCo EBITDA burdened by incremental Corporate costs of -$92 million (includes $20 million of contingency and with the $7 million of allocated GTS corporate costs, assumes $10 million of cost savings relative to Whole Co management LRP). (1) Tax triggered by Products I Services business and SmartPak.

Illustrative Value in a Sum of the Parts Approach INvEsTMENT BANKING I ($ in millions, except per share data) 1 Management Projections DIVISION ‘WLINCOLN INTERNATIO NAL Structure #1: Illustrative Transaction Summary Structure #2: Illustrative Transaction Summary Sponsor Take Private, Sponsor Sells SmartPak, then Sponsor Spins Sponsor Take-Private with Sale of GTS to Strategic and Products I Services and Sells GTS Sale of SmartPak Illustrative CVET Value Per Share $20.00 $22.00 $24.00 $26.00 Illustrative CVET Value Per Share $20.00 $22.00 $24.00 $26.00 CVET Diluted Shares Outstanding 142.3 142.4 142.5 142.5 CVET Diluted Shares Outstanding 142.3 142.4 142.5 142.5 Implied Equity Value $2,847 $3,133 $3,420 $3,706 Implied Equity Value $2,847 $3,133 $3,420 $3,706 ! +2Net Debt I Minori~ Interest $886 $886 $886 $886 !+2Net Debt I Minori~ Interest $886 $886 $886 $886 Illustrative Entererise Value $3,733 $4,019 $4,306 $4,592 Illustrative Entererise Value $3,733 14,019 14,306 $4,592 Fees & Expenses $100 $100 $100 $100 (+)Fees & Expenses $100 $100 $100 $100 Estimated Tax Leakage $204 $204 $204 $204 !+!Estimated Tax LeaKage $502 $598 $693 $789 Illustrative Total Transaction Value $4,037 $4,323 $4,609 $4,896 Illustrative Total Transaction Value $4,335 $4,717 $5,099 $5,481 Illustrative Products & Services Ente!Erise Value $1,878 $1,878 $1,878 $1,878 Illustrative Products & Serv1ces Enterpnse Value $1,878 $1,878 $1,878 $1,878 Implied 2022E MUltiple Metric: $235mm 8.0 x 8.0x 8.0x 8.0 x Implied 2022E MUltiple Metric: $235mm 8.0x 8.0 x 8.0x 8.0x Net New Sponsor Equity(2) $688 $688 $688 $688 Net New Sponsor Equity(2) $688 $688 $688 $688 Illustrative Value of SmartPak $300 $300 $300 $300 Illustrative Value of SmartPak $300 $300 $300 $300 Illustrative GTS Purchase Price $1,859 $2,146 $2,432 $2,718 Illustrative GTS Purchase Price $2,158 $2,540 $2,921 $3,303 EV 12022E GTS EBIIDA Metric: $95mm 19.5 x 22.5x 25.5x 28.5 x $301 $354 $407 $460 Full Value ofT ax Step Up to- EV 12023E GTS EBIIDA Metric: $128mm 14.6 X 16.8 X 19.1 X 21.3 x Net Price of GTS Assuming 100% of Value is Paid For $1,857 $2,186 $2,514 $2,843 EV 12022E GTS EBIIDA Metric: $95mm 19.5x 22.9x 26.4 X 29.8x EV 12023E GTS EBIIDA Metric: $128mm 14.6 x 17.1 X 19.7 X 22.3x Total Entry Price Per Sharel’l Total Entry Price Per Share~l ProdJServ. Entry Value / 2022E Multiple Prod./Serv. Entry Value / 2022E Multiple $1,760 / 7.5x $1,878 I 8.0x $1,995 / 8.5x $1,760 / 7.5x $1,878 I 8.0x $1,995 I 8.5x $1,800 $ 18.97 $ 19.59 $ 20.20 $2,100 $ 18.88 $ 19.70 $20 52 Gross GTS GTS Entry Entry Value I Implied 2022E $2,100 $ 21.07 $ 21.68 $ 22.30 Value / Implied $2,500 $ 20.97 $ 21.79 $22.61 Multiple 2022E Multiple $2,400 $ 23.16 $ 23.78 $ 24.39 $2,900 $ 23.07 $ 23.89 $24.71 Source: Management Projections, Company filings, Capitai iQ. Note: GTS includes North America GTS and International PIMS. Corporate costs of $35M for Products I SeNices business and $7M for GTS. 10 1 (1) Assumes SmartPak sale at $300M. (2) Debt assumptions include 4.75x 1L TL@ SOFR + 4.75%, 97.5% OlD; 1.25x 2L TL@ SOFR + 7.75%, 97.5% OlD for total debt of $1.2 billion, and assumes no rollover from CD&R. At $22.00 per share, CD&R could roll a portion of their -$750M stake in the business to reduce new sponsor required equity.

Considerations Regarding Engagement I INVESTMENT BANKING DIVISION ‘WLINCOLN INTERNATIO NAL Considerations • Robust engagement driven by CEO and executive leadership, with a focus on GTS • No clear partner for- at this time • Have indicated value of $1.85bn—$2.05bn, which implies a multiple range of—21x to -23x • Balance optionality with being 2022E EBITDA (including NA GTS, considerate of International PIMS, assuming -$1OM of PF corporate costs and excluding SmartPak) • Consider a few alternatives: • Open to discussing enhanced commercial arrangement to benefit distribution—Proceed with diligence “on spec” that a partner will avail themselves or leading party will want to engage—Ask them to find a partner (given our broad process, unlikely there • Their ability to pay for GTS can enable is one unidentified) WholeCo valuation—Ask them to stand-down with • TPG I CD&R have been hesitant to commit to appropriate encouragement of the though valuation may necessitate the longer -term optionality validation from- • Currently in a holding pattern without a natural partner Recommend being transparent but encouraging them to continue engagement to be on the front foot should things evolve

INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL • Supplemental Materials

Partner Deal Alternatives INVESTMENT BANKING I DIVISION Summary Overview ‘WLINCOLN INTERNATIO NAL Structure #1- Tax at Products & Services Structure #2- Tax at GTS • Step 1: Sponsor takes private WholeCo • Step1: Sponsor takes private WholeCo • Step 2: Sale of SmartPak to third party • Step 2: Sale of GTS (excluding SmartPak and including international PIMS) to- • Step 3: Sponsor executes taxable spin of Products & Services (excluding international • Step 3: Sale of SmartPak to third party Description PIMS) to themselves • Step 4: purchases RemainCo (GTS excluding SmartPak and including international PIMS) • Step 1: No taxes triggered • Step 1: No taxes triggered • Step 2: Triggers tax above basis ($66mm) • Step 2: Triggers tax above basis ($226mm) • Step 3: Triggers tax above basis ($1,2000mm) — receives step-up equal to purchase with potential to tax gain on international price, monetizable over 15 years business at GIL Tl rate • Step 3: Triggers tax above basis ($66mm) Tax considerations—Sponsor receives step-up equal to purchase • General: $39mm of tax can be defrayed with price, monetizable over 15 years existing tax attributes • Step 4: No taxes triggered • General: $25mm of tax can be defrayed with existing tax attributes Key Value Drivers • Higher tax basis and international structuring • tax step-up increases their ability to pay

Summary of Project Padlock Process INVESTMENT BANKING I DIVISION ‘WLINCOLN INTERNATIO NAL Illustrative Summary 24 17 Contacted Declined to Engage Received MP Declined to Bid Bids Submitted—Sponsors—Strategies Received feedback from all parties contacted in the process

Shareholder Overlap (1/2)

Covetrus and Henry Schein

INVESTMENT BANKING DIVISION

Shareholders of CVET and HSIC

CVET Top Active Fund Holders

Fund	Refinitiv Style	AUM ($bn)	% OS in CVET	% OS in HSIC
Freshford Capital Management, LLC	Hedge Fund	$ 0.7	2.8 %	
JPMorgan Small Cap Equity Fund	Growth	7.0	2.4	
SCHF (GPE), LLC	Hedge Fund	0.4	1.7	
Morgan Stanley Institutional Small Co. Inception Portfolio	Growth	0.9	1.4	
T. Rowe Price Mid-Cap Value	GARP	14.0	1.3	
Rock Springs Capital Management LP	Hedge Fund	3.8	1.2	
Wellington Global Healthcare Equity Fund	Value	3.7	0.8	
D. E. Shaw	Hedge Fund	69.1	0.7	0.9
Two Sigma	Hedge Fund	76.8	0.7	0.1
Kovitz Investment Group Partners, LLC	Hedge Fund	4.9	0.7	
Millennium Mgm't	Hedge Fund	86.2	0.7	0.3
JPMorgan Funds - US Smaller Companies Fund	Growth	1.4	0.5	
Allianz Pet and Animal Wellbeing	Other	0.7	0.4	
ClearBridge All Cap Value Fund	GARP	1.6	0.4	
ClearBridge Small Cap Fund	GARP	1.1	0.3	
Hartford Heal hcare Fund	Sector Specific	1.5	0.3	
American Century Small Cap Growth Fund	GARP	1.9	0.3	
Nicholas Limited Edition, Inc.	Growth	0.5	0.3	
Fidelity Series Large Cap Stock Fund	GARP	13.8	0.3	
DFA U.S. Targeted Value Portfolio	Quantitative	12.9	0.3	
Total		**$ 302.9**	**17.4 %**	**1.3 %**
Overlap in Top 20 CVET Active Fund Holders			**2.1 %**	**1.3 %**
Overlap in All CVET Active Fund Holders			**3.8 %**	**4.3 %**

% Growth / GARP	45 %
% Value	5 %

HSIC Top Active Fund Holders

Fund	Refinitiv Style	AUM ($bn)	% OS in HSIC	% OS in CVET
JPMorgan Mid Cap Value Fund	Value	$ 16.6	1.7 %	
American Century Mid Cap Value Fund	Value	8.5	1.3	
Invesco Comstock Fund	Value	10.1	1.0	
Eaton Vance SMID-Cap	GARP	11.4	1.0	
D. E. Shaw	Hedge Fund	69.1	0.9	0.7
LO Funds - Generation Global	Value	2.3	0.8	
Ardevora Asset Management LLP	Hedge Fund	9.6	0.7	
BlackRock Health Sciences Opportunities Portfolio	Sector Specific	10.6	0.5	
Janus Henderson Mid Cap Value Fund	Value	2.7	0.5	
Woodline Partners LP	Hedge Fund	6.2	0.5	0.2
Swedbank Robur Transi ion Global	Specialty	3.3	0.4	0.0
AQR Capital Management, LLC	Quantita ive	58.5	0.4	0.0
BGF World Healthscience Fund	Sector Specific	13.6	0.4	
Vanguard Explorer Fund	Grow h	21.4	0.3	
FMI Common Stock Fund	GARP	0.9	0.3	
Scout Mid Cap Fund	Grow h	4.6	0.3	
Sound Shore Fund, Inc.	Value	1.2	0.3	
American Century NT Mid Cap Value	Other	1.9	0.3	
Millennium Mgm't	Hedge Fund	86.2	0.3	0.7
Renaissance Tech.	Quantita ive	77.6	0.3	0.0
Total		**$ 416.3**	**12.2 %**	**1.7 %**
Overlap in Top 20 HSIC Active Fund Holders			**2.8 %**	**1.7 %**
Overlap in All HSIC Active Fund Holders			**4.3 %**	**3.8 %**

% Growth / GARP	20 %
% Value	30 %

Source: Refinitiv as of 19-Apr-2022

15

Shareholder Overlap (2/2)

Covetrus and Patterson

Goldman Sachs

LINCOLN INTERNATIONAL

INVESTMENT BANKING DIVISION

Shareholders of CVET and HSIC

CVET Top Active Fund Holders

Fund	Refinitiv Style	AUM ($bn)	% OS in CVET	% OS in PDCO
Freshford Capital Management, LLC	Hedge Fund	$ 0.7	2.8 %	
JPMorgan Small Cap Equity Fund	Growth	7.0	2.4	
SCHF (GPE), LLC	Hedge Fund	0.4	1.7	
Morgan Stanley Institutional Small Co. Inception Portfolio	Growth	0.9	1.4	
T. Rowe Price Mid-Cap Value	GARP	14.0	1.3	7.4
Rock Springs Capital Management LP	Hedge Fund	3.8	1.2	
Wellington Global Healthcare Equity Fund	Value	3.7	0.8	
D. E. Shaw	Hedge Fund	69.1	0.7	0.3
Two Sigma	Hedge Fund	76.8	0.7	0.2
Kovitz Investment Group Partners, LLC	Hedge Fund	4.9	0.7	
Millennium Mgm't	Hedge Fund	86.2	0.7	1.1
JPMorgan Funds - US Smaller Companies Fund	Growth	1.4	0.5	
Allianz Pet and Animal Wellbeing	Other	0.7	0.4	0.3
ClearBridge All Cap Value Fund	GARP	1.6	0.4	
ClearBridge Small Cap Fund	GARP	1.1	0.3	
Hartford Healthcare Fund	Sector Specific	1.5	0.3	
American Century Small Cap Growth Fund	GARP	1.9	0.3	
Nicholas Limited Edition, Inc.	Growth	0.5	0.3	
Fidelity Series Large Cap Stock Fund	GARP	13.8	0.3	
DFA U.S. Targeted Value Portfolio	Quantitative	12.9	0.3	0.7
Total		**$ 302.9**	**17.4 %**	**9.9 %**
Overlap in Top 20 CVET Active Fund Holders			**4.0 %**	**9.9 %**
Overlap in All CVET Active Fund Holders			**6.6 %**	**17.5 %**

% Growth / GARP	45 %
% Value	5 %

PDCO Top Active Fund Holders

Fund	Refinitiv Style	AUM ($bn)	% OS in PDCO	% OS in CVET
T. Rowe Price Mid-Cap Value	GARP	$ 14.0	7.4 %	1.3 %
American Century Small Cap Value Fund	Value	5.9	2.3	
Allspring Special Small Cap Val Fd	GARP	5.7	1.4	
Millennium Mgm't	Hedge Fund	86.2	1.1	0.7
John Hancock Funds II Mid Value Fund	Value	1.7	0.9	0.1
DFA U.S. Small Cap Portfolio	Quantitative	15.9	0.8	0.1
DFA U.S. Targeted Value Portfolio	Quantitative	12.9	0.7	0.3
Balyasny Asset Management LP	Hedge Fund	21.3	0.5	
Brown Advisory Small-Cap Fundamental Value Fund	GARP	1.3	0.5	
DFA U.S. Micro Cap Portfolio	Quantitative	7.2	0.5	
AMG River Road Small Cap Value Fund	Growth	0.8	0.4	
Victory Integrity Small-Cap Value Fund	GARP	1.9	0.4	
DFA Dimensional US Targeted Value ETF	Quantitative	6.9	0.4	0.1
Lodge Hill Capital, LLC	Hedge Fund	0.4	0.4	
DFA U.S. Small Cap Value	Quantitative	15.4	0.4	0.0
Storebrand Global Multifactor	Value	2.8	0.4	
Westwood Quality SmallCap Fund	Growth	1.0	0.4	
CREF Stock Account	Growth	125.6	0.4	0.2
Royce Total Return Fund	Value	1.4	0.4	
Heartland Value Fund	GARP	0.7	0.4	
Total		**$ 329.0**	**19.9 %**	**2.7 %**
Overlap in Top 20 PDCO Active Fund Holders			**12.0 %**	**2.7 %**
Overlap in All PDCO Active Fund Holders			**17.5 %**	**6.6 %**

% Growth / GARP	40 %
% Value	20 %

Source: Refinitiv as of 19-Apr-2022

16

INVESTMENT BANKING DIVISION

Operational Peer Benchmarking

Management Projections

2021E – 2023E Revenue Growth


5.7 %
18.5 %
7.9 %
4.5 %
8.7 %
7.5 %
9.7 %
CVET Distribu ion
CVET GTS
CVET Total
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

2021E – 2023E EBITDA Growth[1]


18.3 %
25.3 %
19.8 %
5.4 %
11.4 %
8.2 %
23.1 %
CVET Distribu ion
CVET GTS
CVET Total
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

2022 Gross Margin


16.5 %
33.9 %
19.7 %
8.0 %
37.5 %
58.5 %
27.6 %
CVET Distribu ion
CVET GTS
CVET Total
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

2022 EBITDA Margin[1]


6.0 %
13.0 %
5.8 %
3.3 %
27.7 %
23.2 %
5.7 %
CVET Distribu ion
CVET GTS
CVET Total
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

Source: CVET based on management projections, peers based on IBES estimates as of 19-Apr-2022
Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express and Chewy; Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare, Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health. [1]Covetrus business units EBITDA burdened by corporate cost and contingency based on revenue contribution.

17

Goldman Sachs

LINCOLN INTERNATIONAL

Valuation Peer Benchmarking

Street Consensus

INVESTMENT BANKING DIVISION

EV / 2022E EBITDA


Henry Schein: 12.4 x
Patterson: 11.1 x
11.6 x
12.1 x
16.9 x
16.5 x
142.2 x
CVET
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

07-Dec-2021	12.8x	8.8x	17.2x	16.5x	43.1x

EV / 2023E EBITDA


10.3 x
11.7 x
15.1 x
14.8 x
57.8 x
CVET
Distribution
Profitable HCIT
Companion Animal Health
Animal Health E-Commerce Solutions

07-Dec-2021	11.3x	8.2x	13.8x	14.7x	28.9x

Source: CVET and peers based on IBES estimates as of 19-Apr-2022
Note: Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. Animal Health E-Commerce Solutions includes PetMed Express and Chewy; Companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Profitable HCIT includes Change Healthcare, Evolent, Cerner, Health Equity, R1, IQVIA, and Signify Health.

18

Distribution Valuation Benchmarking I INVESTMENT BANKING Street Consensus ($ in millions) DIVISION ‘WLINCOLN INTERNATIO NAL EV I 2022E EBITDA 13.3 X Median: 12.1 x 12.1 X 12.1 X 11.1 X 9.5 X ~~0¥.¥ens .,.....~ ~HENRYSCHEIN”’ ~ ~- covetrus ‘WIWI&Minor M!;KESSON AmensourceBergerr PAITERSON CardinaiHealth” ‘ I)’· ,¥ ‘II :-. I EV $5,864 $ 14,456 $ 59,358 $42,977 $ 3,736 $ 24,506 $3,193 YoY Rev Growth(1J 4.9% 3.9% 2.0% 5.3% 3.1% 4.4% 5.8% 22 Gross Margin 3.4% 23.1% 7.8% 7.3% 19.1% YoY EBITDA Growth(1l 11.5% 4.3% 1.5% 5.0% 7.1% 7.2% 12.9% 22 EBITDA Margin 4.6% 8.8% 1.9% 1.5% 5.1% 1.4% 5.6 % Source.· IBES estimates as of 19-Apr-2022, management projections. (1) Reflects CY 2022E—CY 2023E growth.

Covetrus Multiple Has Recently Contracted INVESTMENT BANKING I DIVISION Since All-Time High Levels Achieved in Early ‘21 ‘WLINCOLN INTERNATIO NAL NTM EV I EBITDA 40x 07-Dec-2021 ll Since Average 2Y 1Y 1M YTD 07-Dec-2021 High Low Covetrus 16.1 X 14.2 X 11.1 X 11.8 X (1.8)x 24.4 X 8.4 X ~85.6x Distribution’ 8.8 9.0 10.4 9.6 1.9 10.8 6.7 Current Animal Health Companion Animal Health3 20.7 22.0 19.0 19.4 (4.8) 24.5 11.6 E-Commerce Solutions Multiple2 01 30x Profitable HCJT 15.4 17.3 16.0 16.4 (2.6 19.5 9.2 S&P 500 15.5 15.5 14.5 14.6 (1.1) 16.8 10.2 Q. E ::J :E ~ 0 1- m w -g 20x .r::- .21 ~ Ql E ~ :E 1- 11.0 X z 10x 10.7 X Ox Feb-2019 Oct-2019 May-2020 Jan-2021 Aug-2021 Apr-2022—covetrus—Distribution’—companion Animal Health3—Profitable HCIP—S&PSOO Source: Bloomberg,CIQ and IBES, as of 19-Apr-2022. ‘Distribution includes ABC, CAH, MCK, Owen & Minor, Henry Schein, Patterson. ‘E-Commerce Solutions includes Chewy and PetMed Express. •companions Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, ldexx, and Heska. •Profitable HCIT includes lnvova/on, Evolent, Gerner, Change Healthcare, Health Equity, R1, IQVIA, and Si ni Health.